To:	Vonage Holdings Corp.
23 Main Street
Holmdel
New Jersey 07733
United States
(the “Offeror”)

From:	[____]

20 September 2018
Dear Sirs,
Recommended Offer for NewVoiceMedia Limited (the “Company”)

1.	Background
I understand that:

(a)	on the date hereof:

(i)
the Offeror intends to make an offer to all shareholders, option holders and warrant holders of the Company to acquire all of the issued and to be issued (pursuant to the exercise of options or warrants) shares in the capital of the Company (the “Offer Shares”) (the “Acquisition”); and

(ii)	neither the Offeror nor any of its subsidiaries own any of the Offer Shares;

(b)
it is intended that the Acquisition will be implemented by way of a contractual takeover offer (within the meaning of section 974 of the Companies Act 2006) (referred to in this undertaking as the “Offer”);

(c)	the Acquisition will be substantially on the terms and conditions to be set out in the formal document containing details of the Offer (the “Offer Document”); and

(d)
the Acquisition will extend to any Offer Shares allotted, issued or transferred while the Offer remains open for acceptance, including any Offer Shares allotted, issued or transferred in relation to the outstanding options granted by the Company to employees of the NewVoiceMedia Group over NewVoiceMedia Shares (as each such term is defined in the Offer Document) under the rules of the NewVoiceMedia Limited EMI General Share Option Plan, the rules of the NewVoiceMedia Limited Unapproved Share Option Plan and various standalone option agreements (the “Company Options”) operated by the Company.

2.	Shareholdings
In consideration of the Offeror agreeing to implement the Acquisition, I warrant that:

(a)	I have full legal capacity to enter into this undertaking and perform any obligations under it in accordance with their terms;

(b)
I am, or one or more of my Connected Persons (as defined below) is, the registered holder and/or beneficial owner of (or otherwise able to control the exercise of all rights attaching to, including the ability to procure the transfer of), the number and class of Offer Shares specified in column 3 of Schedule 1 to this undertaking (the “Shares”), which expression shall be deemed to include any other shares in the Company (i) issued in respect of Shares or into which the Shares may be converted, sub-divided or consolidated as a result of any reorganisation of the share capital of the Company; and (ii) in which I acquire an interest, in each case after the date hereof) and such Shares are free from all mortgages, liens, charges, equities, encumbrances and other third party rights;

(c)	the details of the holdings in interests in securities of the Company set out in Schedule 1 to this undertaking are complete and accurate; and

(d)
save as set out in Schedule 1 to this undertaking, I do not, and my Connected Persons do not have any interests in any Offer Shares or securities of the Company or any rights to subscribe for, purchase or otherwise acquire any Offer Shares or securities of the Company.

3.	Dealings and undertakings
In consideration of the Offeror agreeing to implement the Acquisition, I hereby irrevocably and unconditionally undertake and warrant that:

(a)
I shall not, and shall procure that my Connected Persons shall not, prior to the earlier of the Acquisition closing (of if applicable, becoming effective) or lapsing (in accordance with paragraph 7 below):

(i)
sell, transfer, charge, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or creation or grant of any other encumbrance or option of or over all or any of the Shares (or rights, warrants or options to subscribe for Shares other than in respect of the exercise and/or cancellation of the same in accordance with paragraph 4(a) below) except under the Acquisition or enter into any transaction with the same or a substantially similar economic effect as, or agree to do any of the foregoing, including, without limitation, entering into or agreeing to enter into any derivative transaction in respect of the Shares; or

(ii)	(save pursuant to the Acquisition) enter into any agreement or other arrangement or permit any agreement or arrangement to be entered into or incur any obligation or permit any obligation to arise:

(A)	to do all or any of the acts or things referred to in paragraph 3(a)(i); or

(B)	which, in relation to the Shares, would or might preclude me from complying with my obligations under paragraph 4 below, and, for the avoidance of doubt, references in this paragraph 3(a)(ii) to any agreement, arrangement or obligation shall include any such agreement, arrangement or obligation whether or not subject to any conditions or which is to take effect upon or following the Acquisition closing (or, if applicable, becoming effective) or lapsing or upon or following this undertaking ceasing to be binding or upon or following any other event but shall exclude any agreement I enter into in accordance with paragraph 3(c) below;

(b)
prior to the earlier of the Acquisition closing (or, if applicable, becoming effective) or lapsing (in accordance with paragraph 7 below), I shall not, in my capacity as a shareholder of the Company, without the consent of the Offeror, requisition or join in requisitioning, any general or class meeting of the Company which would or might restrict or impede the Offer becoming unconditional;

(c)
prior to the earlier of the Acquisition closing (or, if applicable, becoming effective) or lapsing (in accordance with paragraph 7 below), I will not (and shall procure that my Connected Persons shall not) acquire any interest in any relevant securities of the Company or the Offeror, unless such interest arises by virtue of the grant to me or exercise by me of options or vesting of awards over Offer Shares under the Company Options or any other share option scheme, and, if any such interest in relevant securities (including for these purposes shares arising on exercise of the options set out in Schedule 1 to this undertaking) is acquired by me or my Connected Persons, such interest in relevant securities shall be deemed to be included in the expression “Shares” for the purposes of this undertaking; and

(d)
I shall keep confidential to the extent not already publicly available, the terms (but not existence) of this undertaking, provided that I may disclose the same to: (i) the extent required by applicable law; (ii) the extent disclosed in the Offer Document or otherwise already in the public domain; (iii) the Company and its advisers; and (iv) my professional advisers and their representatives for the purposes of negotiating and advising on the content of this undertaking, in the case of (iii) and (iv), if it is reasonable to do so and in which case I shall direct that they treat such information as confidential in the same terms. Nothing in this paragraph 3(d) shall survive termination of this undertaking.

4.	Contractual Offer
In consideration of the Offeror agreeing to make the Offer, I irrevocably and unconditionally undertake to Offeror that:

(a)
I shall accept or, where applicable, procure the acceptance of the Offer in respect of the Shares in accordance with the procedure for acceptance set out in the Offer Document as soon as possible and in any event immediately after the posting of the Offer Document (or, in respect of any Shares allotted to me or my Connected Persons after the posting of the Offer Document, within 48 hours of such allotment or acquisition) and, in respect of any Shares held in certificated form, shall forward the relevant share certificate(s) to the Offeror or its nominated representative (or a form of indemnity acceptable to the directors of the Company in respect of lost share certificate(s)) at the time of acceptance;

(b)	I shall not withdraw any acceptance of the Offer in respect of the Shares and shall procure that no rights to withdraw any acceptance in respect of the Shares are exercised;

(c)
I shall, subject to the terms of the articles of association of the Company as at the date hereof (the “Articles”), at the written request of the Offeror (including by email to the email address set out on page 1) automatically, unconditionally and immediately release to the Offeror (whereupon it shall be: (I) deemed to be executed; and (II) immediately delivered by the Offeror to the Company on my behalf) the Drag Along Notice (as defined in the Articles) signed by me on the date hereof and held to the Offeror’s order; and

(d)
in the event that the Offer is modified or amended in a non-material respect with the consent of the Company, I confirm and agree that this undertaking shall continue to be binding mutatis mutandis in respect of the Shares.

5.	Further provisions

(a)
I shall promptly supply you with all information at my disposal in my capacity as shareholder in the Company and in relation to the interests of any Connected Person required by you in connection with the Acquisition in order for you to comply with the Companies Act 2006 and any legal or regulatory requirements and immediately to notify you in writing of any material change in the accuracy or import of any such information previously supplied by me to you.

(b)
The Offeror shall acquire the Shares free of any lien, charge, option, equity or encumbrance and any third party rights and interest of any nature and together with all rights now and hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends of any nature and other distributions (if any) hereafter declared, made or paid.

(c)
I consent to the issue of the Offer Document incorporating references to me and to the provisions of this undertaking. I understand that, if the Acquisition proceeds, this undertaking will be made available for the duration of the Offer period and that particulars of it will be contained in the Offer Document, and I consent to such document incorporating references to me and to the provisions of this undertaking.

(d)
Subject to paragraph 7, in order to secure the performance of my obligations hereunder, I irrevocably appoint any director for the time being of the Offeror to be my attorney in my name and (if I fail to comply with any obligations under this undertaking) on my behalf to execute and deliver forms of acceptance to be issued with the Offer Document in respect of the Shares, and to sign, execute and deliver any documents and to do all acts and things as may be necessary for the performance of the obligations under this undertaking.

(e)
I shall cause the registered holder of any Shares to comply with the undertakings in paragraphs 3 to 6 (inclusive) of this undertaking in respect of the relevant Shares as if they were a party to this undertaking and so obliged;

(f)
In the case where any Shares are registered in the name of a nominee, I shall direct the nominee to act as if the nominee were bound by the terms of this irrevocable undertaking and I shall do all acts and things necessary to carry the terms hereof into effect as if I had been the registered holder of the Shares registered in the name of such nominee.

6.	Voting rights
From the time that the Offer Document is published to the time this undertaking lapses (in accordance with paragraph 7 below) or the First Closing Date (as defined in the Offer Document):

(a)
in my capacity as a shareholder, I shall, exercise and procure the exercise of, the voting rights attaching to the Shares on a Relevant Resolution (as defined below) only to approve the Acquisition and any directly related matter or not in a manner inconsistent with the approval and implementation of the Acquisition;

(b)
in my capacity as a shareholder, I shall exercise, and procure the exercise of, the rights attaching to the Shares to requisition or join in requisitioning any general or class meeting of the Company pursuant to section 303 of the Companies Act 2006 for the purpose of considering a Relevant Resolution and to require the Company to give notice of such a resolution only to approve the Acquisition and any directly related matters or not in a manner inconsistent with the approval and implementation of the Acquisition;

(c)
for the purpose of voting on a Relevant Resolution to approve the Acquisition and any directly related matter, I shall complete, execute and deliver (or procure the completion, execution and delivery of) any form of proxy relating to the Shares required in writing by the Offeror appointing any person nominated by the Offeror; and

(d)	for the purposes of this paragraph, “Relevant Resolution” means:

(i)
a shareholders’ resolution (whether or not amended) proposed at a general or class meeting of the Company, or at an adjourned meeting, the passing of which is necessary to implement the Acquisition or which, if passed, would result in any condition of the Acquisition not being fulfilled or which would impede or frustrate the Acquisition (including, for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Company which is proposed in competition with the Acquisition);

(ii)	a shareholders’ resolution to adjourn a general or class meeting of the Company whose business includes the consideration of a resolution falling within paragraph (i); and

(iii)	a shareholders’ resolution to amend a resolution falling within paragraphs 6(d)(i) or 6(d)(ii).

7.	Termination
This undertaking (including the appointment in paragraph 5(d)) shall cease to have effect, in which event this undertaking shall automatically terminate and be of no further force and effect and no party hereto shall have any claims against the others (save in respect of prior breaches) on the date on which the Offer is withdrawn or lapses in accordance with the terms of the Offer Document.

8.	Miscellaneous

(a)	In this undertaking “Connected Persons” shall mean family members (within the meaning of section 253 of the Companies Act 2006) and trusts of which I am a beneficiary.

(b)
In this undertaking references to a document in the “agreed form” are to that document in the form agreed to and initialled for the purposes of identification by or on behalf of myself and the Offeror.

(c)	The benefit of this undertaking may not be assigned by Offeror or its successors.

(d)	This undertaking shall bind my estate and personal representatives.

(e)
Without prejudice to any other rights or remedies that the Offeror may have, I acknowledge and agree that damages may not be an adequate remedy for any breach by me of any of my obligations under this undertaking. The Offeror shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any such obligation and the proof of special damages shall be necessary for the enforcement by the Offeror of its rights under this undertaking.

(f)
Any time, date or period mentioned in this undertaking may be extended by mutual agreement between me and the Offeror but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

(g)	This undertaking may be executed in more than one counterpart, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

(h)
This undertaking shall be governed by and construed in accordance with English law and all claims and disputes (including non-contractual claims and disputes) arising out of or in connection with this undertaking, its subject matter, negotiation or formation shall be governed by and construed in accordance with English law. The parties each irrevocably submit to the exclusive jurisdiction of the English courts, provided that a judgment of any court may be enforced in any court of competent jurisdiction.

Yours faithfully,
SIGNED and DELIVERED
as a Deed by:

[_______]

By:

in the presence of:

Witness’ signature
Witness’ name
Witness’ address
Witness’ occupation

I agree and accept the terms of this undertaking.

………………………………
Director
For and on behalf of
Vonage Holdings Corp.

SCHEDULE 1
The following represents my shareholding in the Company:

Column 1	Column 2	Column 3	Column 4
Registered holder	Beneficial owner	Number and class of Shares	Options, warrants or other rights to acquire or subscribe for Shares